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EXHIBIT 10.9.8

AMENDMENT NO. 5 TO THE
WASHINGTON MUTUAL, INC.
RETIREMENT SAVINGS AND INVESTMENT PLAN

        THIS AMENDMENT is made to the Washington Mutual, Inc. Retirement Savings Investment Plan (the "Plan") by Washington Mutual, Inc. (the "Company") on this 17th day of December 2002.

PROVISIONS FOR THE ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 ("EGTRRA")

PREAMBLE

        1.    Adoption and Effective Date of Amendment.    This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning January 1, 2002.

        2.    Supersession of Inconsistent Provisions.    This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

        3.    Multiple Use Test.    The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 4.5(b) of the Plan shall not apply for Plan Years beginning after December 31, 2001.

        4.    Hardship Distributions Not Eligible For Rollover.    The Plan is amended as follows:

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  Section 8.2(b)(1)(D) is amended to read as follows:

    (D) After December 31, 1998 and before January 1, 2002, the portion of a Hardship Withdrawal attributable to elective deferral contributions. After December 31, 2001, no portion of a Hardship Withdrawal is eligible for rollover.

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  Section 9.2(f) is amended to read as follows:

    (f)    Hardship Withdrawal Ineligible for Rollover.    Effective for Hardship Withdrawals distributed after December 31, 1998 and before January 1, 2002, the portion of a Hardship Withdrawal attributable to elective deferral contributions may not be part of an eligible rollover distribution. After December 31, 2001, no portion of a Hardship Withdrawal is an eligible rollover distribution.

        5.    Distribution Upon Severance From Employment.    Section 8.1(c) is amended by adding the following sentence at the end of that section:

  Effective for distributions after December 31, 2001, termination of service will include severance from employment.

        6.    Modification of Top Heavy Rules.    The following paragraphs are adopted:

          1.    Effective Date.    section shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Article X of the plan.

          2.    Determination of Top-Heavy Status.

            2.1.    Key Employee.    Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

            2.2.    Determination of Present Values and Amounts.    This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

              2.2.1.    Distributions during year ending on the determination date.    The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

              2.2.2.    Employees not performing services during year ending on the determination date.    The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

          3.    Minimum benefits.

            3.1.    Matching contributions.    Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

        7.    Rollovers Disregarded in Involuntary Cash-Outs.    Section 8.4 is hereby amended by adding the following immediately preceding Section 8.4(a):

  Effective January 1, 2002, for purposes of this Section 8.4, a Participant's Vested Accrued Benefit shall not include the value of his Rollover Account.

        8.    Minimum Required Distributions.    With respect to distributions under Section 8.1(d) of the Plan made for the calendar year beginning on January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until December 31, 2002. Effective January 1, 2003, the Plan will apply the minimum distribution requirements of

Section 401(a)(9) of the Code in accordance with the final regulations under Section 401(a)(9) that were published in the Federal register on April 17, 2002, notwithstanding any provision of the Plan to the contrary.

        9.    Optional Forms of Distribution Eliminated.    Notwithstanding any provisions in the Plan to the contrary, effective for distributions commencing on or after November 1, 2002, all optional forms of distribution are eliminated and the only form of distribution will be payment in lump sum as set forth in Section 8.2(a).

        10.    Direct Rollover of Plan Distributions.

          1.    Effective Date.    This section shall apply to distributions made after December 31, 2001.

          2.    Modification of Definition of Eligible Retirement Plan.    For purposes of the direct rollover provisions in section 8.2(b) of the plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

          3.    Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions.    For purposes of the direct rollover provisions in section 8.2 of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distribute may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          4.    Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions.    For purposes of the direct rollover provisions in section 8.2 of the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

MISCELLANEOUS PROVISIONS

        11.  Section 9.2(d) is amended by replacing the heading with the following:

Suspension of Salary Deferral Contributions

        12.  Section 7.5(d) is amended by adding the following sentence at the end of that section:

  Effective January 1, 2002, a Participant or former Participant who has engaged in dishonesty in his relationship with the Company will forfeit all of his Accrued Benefit derived from Employer Contributions upon termination only if he has not completed three years of Vesting Service.

        13.  A new Section 8.2(c)(iii) is added as follows:

  8.2(c)(iii) With respect to a Participant whose Accounts under the Plan include amounts transferred to the Plan in connection with the merger of the Long Beach Mortgage Company 401(k) Plan ("Long Beach Plan"), and whose non-forfeitable balance in the Participant's Accounts exceeds $5,000, the Participant shall have the right to elect Life Annuities as an alternative to the normal form of distribution under the Plan solely with respect to benefits accrued as of November 30, 1998. Participant shall not be permitted to elect Life Annuities with respect to benefits accrued on or after December 1, 1998. For purposes of this Section 8.2(c)(iii), "Life Annuities" shall have the meaning ascribed to that term in the Long Beach Plan.

        14.  Section 9.7 is amended by adding the following to the end of that section:

  Acquired Participant Loans shall be governed by any Acquisition Loan Policy adopted by the Administration Committee and any related administrative guidelines to the extent that the policy and guidelines are not inconsistent with the basic terms of the loans or any agreement between the Company and a merged company. For purposes of this Section 9.7, the basic terms of loans shall include principal, interest rate, term and payment.

PROVISIONS RELATING TO FORMER EMPLOYEES OF DIME BANCORP, INC.

        15.  Appendix A is amended as follows:

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  The following is added to the end of Section 1:

    i.    Dime Bancorp, Inc.

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  The following sentence is added to the end of Section 2:

    Acquired Participant Loans shall be subject to the provisions of any loan policy adopted by the Committee to the extent that any such policy is not inconsistent with the terms of the underlying qualified plans.

        16.  The following sentence is added to the end of Section 8.2(c):

    This Section 8.2(c) shall not apply to any distribution occurring on or after November 1, 2002.

        17.  Section 2.41 of the RSIP is amended by a new paragraph (34), to read as set forth below:

    (34)    Eligible Employees who are credited with Service for service with Dime Bancorp, Inc. or its affiliates may first enter the Plan on April 1, 2002.

        18.  Effective July 1, 2002, Section 7.5 is amended by the addition of new subparagraph (k), to read as set forth below:

    (k)    Each Employee who has one or more accounts under the Plan attributable to such Employee's participation in a defined contribution plan maintained by Dime Bancorp, Inc. shall be vested in such account in accordance with the vesting provisions set forth in Article 7 of the Retirement 401(k) Investment Plan of Dime Bancorp, Inc., as amended.

        19.  Section 8.2(c) is deleted and replaced by the following:

    8.2(c) Effective only for distributions commencing on or before October 31, 2002, the following special rules shall apply:

              (i)    With respect to a Participant whose Accounts under the Plan include amounts transferred to the Plan in connection with the merger of the Great Western Employee Savings Incentive Plan with the Plan, and whose non-forfeitable balance in the Participant's Accounts exceeds $5,000, the Participant may elect that all or a part of his Accounts be distributed in the form of approximately equal annual (or monthly or quarterly) installments (to be paid over a period not to exceed the lesser of the Participant's life expectancy or 15 years). No Beneficiary shall be allowed to elect installment payments. The amount distributed on each installment date during a Plan Year shall equal the entire balance as of the prior Plan Year end (excluding any portion of the Account paid as a lump sum) divided by the number of installments left in the payment period. Each installment shall be made, on a prorata basis, from each of the Investment Funds. Finally, a Participant who elects installments may elect a lump sum on the remaining balance at any time.

            (ii)  With respect to Participant whose Accounts under the Plan include amounts transferred to the Plan in connection with the merger of the Retirement 401(k) Investment Plan of Dime Bancorp, Inc., and whose non-forfeitable balance in the Participant's Amounts exceeds $5,000,

              (A)  if requested by the Participant on a form provided by the Plan Administrator and filed with the Plan Administrator (or his or its designee) not later than the date elected by the Participant for commencement of his benefits, in a lump sum distribution as of some other date following such termination, but not later than the latest date permitted under Section 8.2(c) (ii)(C), in which event the amount thereof shall be based on the value of his Account as of such other date; or

              (B)  if requested by the Participant on a form provided by the Plan Administrator and filed with the Plan Administrator (or his or its designee) not later than the date elected by the Participant for commencement of his benefits, in installments (monthly, quarterly, semiannual or annual, as elected by the Participant), over a fixed period, as of the first day of each calendar month, commencing no later than the latest date permitted under Section 8.2(c) (ii)(C), and the amounts thereof shall be based on the values of his Account as of such dates. Such fixed period shall not exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary (if such Beneficiary is a natural person). Installment payments shall be withdrawn from each of the Investment Funds in proportion to the relative values of the portions of the Account balance then invested in the respective Investment Funds, unless withdrawal in some other proportion is requested by the Participant, and any portion of such vested interest which shall not have been so paid or delivered shall continue to be held for his benefit, or for the benefit of the person or persons who may be or become entitled thereto; or

              (C)  For purposes of the Section 8.2(c)(ii), the latest date permitted shall be not later than the latest day that will permit the distribution to commence on or before April 1st of the calendar year following the later of (I) the calendar year in which the Participant attains age 70 1/2, and (ii) the calendar year in which the Participant retires.

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AMENDMENT NO. 5 TO THE WASHINGTON MUTUAL, INC. RETIREMENT SAVINGS AND INVESTMENT PLAN